Exhibit 10.1

OFA GROUP, INC.

Hearth RWA Tokenization Platform

REAL WORLD ASSET TOKENIZATION SERVICE AGREEMENT

Long Island City Project | Long Island City, New York

Effective Date:	Service Provider:
March 31, 2026	OFA Group, Inc. / Hearth RWA Platform
609 Deep Valley Dr., Suite 200, Rolling Hills, CA
90274

Client:
Dragon Group (or its designated SPV)

RECITALS

WHEREAS, OFA Group, Inc., acting through its Hearth real world asset tokenization technology platform (“Hearth” or “Service Provider”), is engaged in the business of providing blockchain-based tokenization infrastructure and related technology services;

WHEREAS, Dragon Group, or its duly designated special purpose vehicle (the “Client” or “Owner”), owns or intends to acquire and develop a mixed-use real estate project located in Long Island City, New York (the “Project”), currently consisting of an existing warehouse structure to be demolished and redeveloped into a mixed-use residential and commercial tower;

WHEREAS, Client desires to engage Hearth to provide real world asset tokenization technology services in connection with the Project, and Hearth desires to provide such services, on the terms and conditions set forth herein;

WHEREAS, the Parties acknowledge that Hearth’s role under this Agreement is strictly limited to technology infrastructure and tokenization platform services, and that Hearth shall not act as an issuer, broker-dealer, placement agent, investment adviser, exchange operator, or fundraising intermediary in connection with the Project or any digital assets issued hereunder; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Agreement” means this Real World Asset Tokenization Service Agreement, including all exhibits, schedules, and amendments hereto.

“Blockchain Network” means the public distributed ledger protocol designated by Client for token issuance, which may include but is not limited to the Ethereum network or such other blockchain as mutually agreed by the Parties in writing.

“Client” means Dragon Group, or its duly designated Special Purpose Vehicle, as identified in the signature block hereto.

“Effective Date” means the date first written above.

“Hearth Platform” means the proprietary real world asset tokenization technology platform owned and operated by Service Provider, including all associated software, smart contract infrastructure, digital asset registry systems, investor onboarding tools, and related technology.

“KYC/AML Services” means know-your-customer and anti-money-laundering verification services provided through the Hearth Platform or through integrated third-party providers.

“Platform Technology Fee” means the compensation payable to Service Provider for the technology and tokenization infrastructure services described herein, as further detailed in Section 6.

“Project” means the real estate development described in Section 2, consisting of the redevelopment of an existing warehouse property in Long Island City, New York into a mixed-use residential and commercial development.

“Project Value” means the projected stabilized value of the completed Project, currently estimated at approximately USD $1,000,000,000, calculated based on the estimated sell-out value of the completed development by reference to the total projected square footage of the completed building multiplied by prevailing market values, and subject to confirmation by the Valuation Report.

“Smart Contracts” means self-executing blockchain-based contracts deployed by Hearth to govern the creation, issuance, and management of Tokens.

“SPV” means special purpose vehicle, being a legal entity designated by Client to hold the Project and act as issuer of the Tokens.

“Tokens” means the blockchain-based digital tokens representing ownership interests in the Project SPV, to be created and issued pursuant to this Agreement.

“Token Issuance” means the initial creation and distribution of Tokens on the Blockchain Network.

“Valuation Report” means an official property valuation report prepared by a qualified, independent valuation provider or a platform partner engaged by Client, confirming the Project Value prior to Token Issuance.

SECTION 2. PROJECT STRUCTURE

2.1 The Project.

The Project consists of the acquisition and redevelopment of an existing warehouse property located in Long Island City, New York. Client intends to demolish the existing structure and develop the Property into a mixed-use residential and commercial tower. Tokenization under this Agreement is intended to occur at the pre-development stage, prior to commencement of construction.

The Tokens shall represent equity or economic interests in the SPV, and shall not constitute direct ownership of the underlying real property. The Parties acknowledge that the offering of Tokens constitutes a securities offering subject to applicable federal and state securities laws, and Client shall be solely responsible for compliance therewith.

2.2 Special Purpose Vehicle.

Client shall hold the Project through an SPV to be designated by Client prior to Token Issuance. The SPV shall serve as the issuer of the Tokens. Client shall notify Service Provider of the legal name, jurisdiction of formation, and organizational documentation of the SPV upon its designation, but in any event no later than thirty (30) days prior to the anticipated Token Issuance date. For purposes of this Agreement and pending such designation, the contracting party is identified as Dragon Group.

2.3 Estimated Project Value.

The projected stabilized value of the completed Project is currently estimated at approximately USD $1,000,000,000 (One Billion United States Dollars), based on estimated sell-out value following completion of development. This estimate shall be confirmed by a Valuation Report prior to Token Issuance.

2.4 Project-Specific Tokenization.

The tokenization contemplated under this Agreement applies solely to the Long Island City Project described herein. No additional properties shall be added to the Token structure created under this Agreement without a separate written agreement between the Parties.

SECTION 3. SCOPE OF SERVICES

3.1 Tokenization Platform Services.

Hearth shall provide the following tokenization infrastructure services through the Hearth Platform:

(a) Token Creation: design and technical creation of digital Tokens representing ownership interests in the Project SPV, in accordance with parameters specified by Client;

(b) Smart Contract Deployment: development, deployment, and verification of Smart Contracts on the Blockchain Network governing the Token lifecycle;

(c) Technical Token Deployment Support: provision of technical tools enabling Client to mint and distribute Tokens directly, in accordance with Client’s independent instructions. Service Provider shall not control, direct, or participate in any allocation, distribution decisions, or transfer of Tokens.

(d) Digital Asset Registry: maintenance of a digital registry of Token issuances and records on the Blockchain Network.

3.2 Documentation Integration.

Hearth shall assist Client with the integration of relevant project documentation into the tokenized asset structure, which may include, as applicable:

(a) Valuation Reports;

(b) mortgage agreements and financing documentation, if any;

(c) development and project documentation; and

(d) such other documentation as the Parties may agree in writing.

3.3 Investor Infrastructure Support.

(a) Hearth provides access to integrated third-party identity verification tools for technical convenience only.

(b) All KYC/AML processes are conducted by independent third-party providers engaged by Client, and Service Provider does not perform, control, or assume responsibility for any verification, onboarding, or investor eligibility determinations.

3.4 Compliance Documentation Coordination.

Service Provider may implement technical features to reflect compliance parameters as instructed in writing by Client and its counsel. Service Provider does not design, interpret, or advise on any regulatory framework, offering structure, or legal compliance matters.

3.5 Services Excluded.

The following services are not part of Hearth’s services under this Agreement and will not be provided by Hearth:

(a)	investor solicitation, marketing, or placement of securities;
(b)	recommendations regarding secondary trading platforms or exchange listings;
(c)	operation of a trading platform or exchange;
(d)	investment advisory services;
(e)	legal, tax, or regulatory advice; and
(f)	any guarantee of Token value, market performance, or investment returns.

Hearth shall not, directly or indirectly, engage in any investor solicitation, marketing, placement, or introduction of potential investors in connection with any Token offering. For the avoidance of doubt, Hearth shall not introduce, refer, or connect Client with any investors, broker-dealers, placement agents, or capital sources, nor participate in any activities that could reasonably be construed as facilitating the offer, sale, or distribution of securities.

Hearth may, upon Client’s request, provide purely administrative or technical support to enable Client to engage independently selected third-party service providers, provided that such support does not involve participation in capital raising activities or investor engagement.

SECTION 4. LIMITATION OF SERVICES AND CLIENT RESPONSIBILITIES

4.1 Technology Platform Only.

Hearth is a technology and tokenization infrastructure platform. Nothing in this Agreement shall be construed to make Hearth an issuer of securities, a broker-dealer, an investment adviser, a placement agent, an exchange operator, or a fundraising intermediary. All services provided by Hearth under this Agreement are strictly limited to technology infrastructure and platform services consistent with Hearth’s role as a technology service provider.

4.2 Client’s Sole Responsibility.

Client shall be solely responsible for the following:

(a) all decisions regarding token structure, rights attaching to Tokens, token supply, lockup periods, and transfer restrictions;

(b) all investor solicitation, marketing, and fundraising activities;

(c) compliance with all applicable federal, state, and foreign securities laws and regulations, including the selection and engagement of broker-dealers, placement agents, or other regulated intermediaries as required;

(d) the preparation and filing of any required offering documents, disclosure statements, or regulatory filings;

(e) the engagement of qualified securities counsel;

(f) all ongoing reporting obligations to Token holders, if any; and

(g) any decision regarding the listing or trading of Tokens on secondary markets.

4.3 Hearth’s Limited Role Post-Issuance.

Hearth has no responsibility for how Tokens are used, traded, or valued following issuance. Hearth makes no representation or warranty regarding the investment merit, financial performance, or market value of any Tokens created under this Agreement.

SECTION 5. TOKEN STRUCTURE

5.1 Nature of Tokens.

The Tokens are intended by Client to represent certain interests in the Project SPV, as determined solely by Client and its legal, tax, and financial advisors. Service Provider has no role in determining, structuring, or advising on the legal, financial, or economic characteristics of the Tokens, and makes no representation as to the classification of such Tokens under applicable securities laws.

5.2 Token Supply.

The total Token supply shall be fixed and shall be determined by Client prior to Token Issuance. Details regarding total supply shall be communicated to Hearth in writing no later than thirty (30) days prior to the anticipated Smart Contract deployment date.

5.3 Blockchain Network.

The Blockchain Network to be used for Token Issuance shall be determined by Client in consultation with Service Provider prior to Smart Contract deployment. The Parties anticipate that Tokens may be issued on a widely-supported public blockchain, which may include the Ethereum network or such other network as the Parties may agree in writing.

5.4 Transferability.

All Tokens shall be subject to applicable securities laws and mandatory transfer restrictions, including, as applicable: (i) a minimum holding period of twelve (12) months following initial issuance under Regulation D of the Securities Act of 1933, as amended; (ii) restrictions limiting resale exclusively to eligible investors (e.g., accredited investors) as required under the applicable offering exemption; and (iii) any additional restrictions required by applicable law or determined by Client and its legal counsel. Transfer restrictions shall be technically embedded in the Smart Contract governing the Tokens. Tokens shall NOT be freely transferable unless and until expressly permitted under applicable law. Any purported transfer in violation of applicable law or the terms of the Smart Contract shall be null and void.

5.5 Investor Eligibility.

The Tokens may be offered to both U.S. and international investors, subject to the applicable regulatory frameworks and offering exemptions determined by Client and its securities counsel. Hearth shall implement the applicable KYC/AML and investor verification processes consistent with Client’s written instructions.

5.6 Secondary Trading.

Any secondary trading of Tokens following issuance must occur exclusively on a licensed Alternative Trading System (“ATS”) or other regulated platform duly authorized under applicable federal securities laws. Service Provider shall have no responsibility for facilitating Token listings, secondary market liquidity, or secondary trading activity of any kind. Transfer restrictions and compliance requirements shall be enforced through technical controls embedded in the Smart Contract. Client acknowledges that Service Provider makes no representation as to whether any trading platform will list, support, or provide liquidity for the Tokens, and that any such arrangement is solely the responsibility of Client.

SECTION 6. PLATFORM TECHNOLOGY FEE

The Platform Technology Fee is not contingent upon the success of any capital raising, token sale, or investment activity, and is payable solely for access to and use of the Hearth technology platform and related infrastructure services.

6.1 Fee Amount.

In consideration for the services described in Section 3, Client shall pay Hearth a Platform Technology Fee equal to USD $15,000,000 (Fifteen Million United States Dollars).

6.2 Nature of Fee.

The Parties expressly acknowledge and agree that the Platform Technology Fee constitutes compensation solely for technology and tokenization infrastructure services rendered by Hearth, and does not constitute compensation for capital raising, investor solicitation, securities placement, or any regulated financial activity. The fee is structured as a platform technology fee ~~tied to assessed project value~~, consistent with Hearth’s role as a technology service provider.

SECTION 7. PAYMENT SCHEDULE

7.1 Payment Stages.

The Platform Technology Fee shall be paid in three (3) installments as follows:

Stage	Payment	Estimated Amount	Milestone / Trigger
Stage 1	50%	USD $7,500,000	Upon execution of this Agreement
Stage 2	25%	USD $3,750,000	Upon deployment of Smart Contracts and Hearth Platform infrastructure
Stage 3	25%	USD $3,750,000	Upon completion of Token Issuance setup and full Hearth Platform integration

7.2 Invoice and Due Date.

Hearth shall provide Client with a written invoice for each payment installment no fewer than five (5) business days prior to the applicable milestone date. Each invoice shall be due and payable within ten (10) business days of receipt.

7.3 Late Payment.

Any payment not received within ten (10) business days of the applicable invoice due date shall accrue interest at the rate of one and one-half percent (1.5%) per month, or the maximum rate permitted by applicable law, whichever is less, from the due date until the date of actual payment.

SECTION 8. PAYMENT METHODS

8.1 Accepted Methods.

Client may satisfy its payment obligations under this Agreement using any of the following methods:

(a) USD wire transfer to Service Provider’s designated bank account;

(b) Bitcoin (BTC) to Service Provider’s designated digital asset wallet;

(c) USD Coin (USDC) to Service Provider’s designated digital asset wallet; or

(d) such other cryptocurrency as may be mutually agreed upon in writing by the Parties prior to the applicable payment date.

8.2 Cryptocurrency Conversion.

If Client elects to pay any installment in cryptocurrency, the applicable USD value shall be determined by reference to the prevailing spot market price of the relevant cryptocurrency at the time of transfer, as reported by a mutually agreed reference source. Client shall bear all transaction fees, network fees, and conversion costs associated with cryptocurrency payments.

8.3 Payment Instructions.

Service Provider shall provide Client with specific wire transfer and cryptocurrency wallet instructions at least five (5) business days prior to each applicable payment date. Service Provider reserves the right to update payment instructions upon not less than three (3) business days’ prior written notice to Client.

SECTION 9. PROPERTY VALUATION

9.1 Valuation Report.

Prior to Token Issuance, Hearth shall obtain and provide to Service Provider a Valuation Report prepared by a qualified, independent valuation provider or platform partner, confirming the Project Value for purposes of Token Issuance.

9.2 Valuation Basis.

The Valuation Report shall confirm the projected stabilized value of the completed Project, calculated on the basis of estimated sell-out value upon completion of the mixed-use development, consistent with the methodology described in Section 2.3.

9.3 Delivery of Valuation Report.

Client agrees to use commercially reasonable efforts to obtain and deliver the Valuation Report to Service Provider promptly following execution of this Agreement and in any event prior to deployment of Smart Contracts.

SECTION 10. THIRD-PARTY PROVIDERS

10.1 Engagement of Providers.

Certain services related to the Project may be provided by or coordinated with qualified third-party providers, which may include:

(a) independent property valuation firms;

(b) securities counsel for offering and regulatory compliance;

(c) KYC/AML verification providers integrated with the Hearth Platform;

(d) smart contract audit firms; and

(e) exchange or liquidity partners engaged independently by Client.

10.2 Client’s Responsibility.

Client shall be responsible for engaging and compensating any third-party providers independently engaged by Client. Hearth may recommend third-party providers at Client’s request but shall bear no responsibility for the performance, acts, or omissions of any third-party provider.

10.3 Broker-Dealer or Placement Agent.

If investor solicitation or capital raising activities are required in connection with the Token Issuance, Client shall engage a registered broker-dealer or other appropriately licensed intermediary to conduct such activities. Hearth shall have no role in, and no responsibility for, such activities.

SECTION 11. REGULATORY COMPLIANCE

11.1 Client’s Compliance Obligation.

Client, as the issuer of the Tokens, bears sole and exclusive responsibility for compliance with all applicable federal, state, and foreign securities laws and regulations, including but not limited to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all applicable rules and regulations promulgated thereunder.

11.2 Offering Exemptions.

Client, in consultation with its securities counsel, shall determine the appropriate offering exemption or regulatory framework applicable to the Token Issuance. The applicable framework may include, without limitation: (i) Regulation D, Rule 506(b) (for offerings to accredited investors without general solicitation) or Rule 506(c) (for offerings with general solicitation to verified accredited investors); (ii) Regulation S (for offerings exclusively to non-U.S. persons outside the United States); (iii) Regulation A+ (Tier 1 or Tier 2, if applicable); or (iv) such other exemption or regulatory structure as determined by Client and its counsel. Client shall be solely responsible for the selection of the applicable framework, the preparation and filing of all required offering documents, and all related regulatory submissions.

11.3 No Securities Law Advice.

Hearth does not provide legal, regulatory, tax, or investment advice. Nothing in this Agreement shall be construed as legal advice, a legal opinion, or a representation by Hearth regarding the regulatory status of the Tokens or the Token Issuance. Client is strongly encouraged to retain independent legal counsel experienced in digital asset and securities law prior to proceeding with any Token Issuance.

11.4 Hearth’s Compliance Cooperation.

Hearth shall cooperate with Client and its counsel to implement technical features consistent with applicable regulatory requirements, including KYC/AML procedures, investor verification workflows, and any required transfer restrictions, as directed in writing by Client.

SECTION 12. REPRESENTATIONS AND WARRANTIES

12.1 Mutual Representations.

Each Party represents and warrants to the other, as of the Effective Date and as of each payment date, that:

(a) it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization;

(b) it has full power and authority to enter into this Agreement and to perform its obligations hereunder;

(c) this Agreement has been duly authorized, executed, and delivered by such Party and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms; and

(d) the execution and performance of this Agreement do not violate any applicable law, regulation, or contractual obligation binding on such Party.

12.2 Service Provider Representations.

Service Provider represents and warrants that:

(a) the Hearth Platform has been designed with commercially reasonable security measures appropriate for blockchain-based tokenization infrastructure;

(b) Service Provider shall perform the services described in Section 3 in a professional and workmanlike manner consistent with industry standards; and

(c) Service Provider is not a registered broker-dealer, placement agent, or investment adviser, and shall not act as such in connection with this Agreement.

12.3 Client Representations.

Client represents and warrants that:

(a) Client has or will obtain all necessary legal, regulatory, and ownership rights in the Project and the SPV sufficient to authorize the tokenization described herein;

(b) Client shall engage qualified legal counsel to advise on the regulatory compliance of the Token Issuance; and

(c) Client shall not use the Hearth Platform in violation of any applicable law or regulation.

SECTION 13. INDEMNIFICATION

13.1 Indemnification by Client.

Client shall indemnify, defend, and hold harmless Service Provider and its officers, directors, employees, agents, and affiliates (collectively, the “Hearth Indemnitees”) from and against any and all claims, losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of or relating to: (a) Client’s breach of this Agreement; (b) Client’s failure to comply with applicable securities laws or regulations in connection with the Token Issuance; (c) any claim by any investor or third party relating to the Tokens or the Project; or (d) Client’s gross negligence or willful misconduct.

13.2 Indemnification by Service Provider.

Service Provider shall indemnify, defend, and hold harmless Client and its officers, directors, employees, agents, and affiliates from and against any and all claims, losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of or relating to: (a) Service Provider’s material breach of this Agreement; or (b) Service Provider’s gross negligence or willful misconduct in performing the services described herein.

SECTION 14. LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, LOSS OF REVENUE, LOSS OF DATA, OR LOSS OF BUSINESS OPPORTUNITY, ARISING OUT OF OR RELATED TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

SERVICE PROVIDER’S TOTAL CUMULATIVE LIABILITY TO CLIENT UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED THE TOTAL AMOUNT OF THE PLATFORM TECHNOLOGY FEE ACTUALLY RECEIVED BY SERVICE PROVIDER HEREUNDER AT THE TIME THE CLAIM ARISES.

The Parties acknowledge that the limitations of liability set forth in this Section reflect a reasonable allocation of risk and are an essential element of the basis of the bargain between the Parties.

SECTION 15. CONFIDENTIALITY

15.1 Confidential Information.

Each Party (the “Receiving Party”) agrees to hold in strict confidence all non-public, proprietary, or confidential information of the other Party (the “Disclosing Party”) disclosed in connection with this Agreement (“Confidential Information”), and to use such Confidential Information solely for the purposes of this Agreement.

15.2 Exclusions.

The confidentiality obligations of this Section shall not apply to information that: (a) is or becomes publicly available through no fault of the Receiving Party; (b) was already known to the Receiving Party at the time of disclosure; (c) is independently developed by the Receiving Party without use of Confidential Information; or (d) is required to be disclosed by applicable law, regulation, or court order, provided that the Receiving Party gives prompt written notice to the Disclosing Party and cooperates in seeking a protective order.

15.3 Survival.

The confidentiality obligations set forth in this Section shall survive termination or expiration of this Agreement for a period of three (3) years.

SECTION 16. INTELLECTUAL PROPERTY

16.1 Hearth Platform.

All intellectual property rights in and to the Hearth Platform, including the software, Smart Contract templates, algorithms, systems, and technology underlying the Hearth Platform, are and shall remain the exclusive property of Service Provider. Nothing in this Agreement grants Client any ownership interest in or to the Hearth Platform or any of Service Provider’s proprietary technology.

16.2 Project Data.

All data, documents, and information provided by Client to Service Provider in connection with the Project shall remain the property of Client. Service Provider shall use such information solely for purposes of performing the services described in this Agreement.

16.3 Tokens.

The specific Tokens created for Client pursuant to this Agreement shall, upon issuance, be the property of the designated Token holders in accordance with the applicable Token documentation prepared by or on behalf of Client.

SECTION 17. TERM AND TERMINATION

17.1 Term.

This Agreement shall commence on the Effective Date and shall continue until the completion of all services described herein, unless earlier terminated in accordance with this Section.

17.2 Termination for Cause.

Either Party may terminate this Agreement upon written notice to the other Party if: (a) the other Party materially breaches this Agreement and fails to cure such breach within thirty (30) days following written notice specifying the nature of the breach in reasonable detail; (b) the other Party becomes insolvent, makes a general assignment for the benefit of creditors, or becomes subject to voluntary or involuntary bankruptcy or insolvency proceedings; (c) the Token Issuance contemplated herein becomes legally infeasible due to a change in applicable law or regulation, provided that the terminating Party provides written notice within thirty (30) days of such determination; or (d) any required governmental or regulatory approval necessary to proceed with the Token Issuance cannot be obtained by the responsible Party after commercially reasonable efforts. In the event of termination under clauses (c) or (d), each Party shall be released from further performance obligations, but all payment obligations for services actually delivered prior to termination shall remain due and payable.

17.3 Effect of Termination.

Upon termination of this Agreement: (a) all outstanding payment obligations accrued prior to the date of termination shall remain due and payable; (b) each Party shall promptly return or destroy the other Party’s Confidential Information upon request; and (c) Sections 1, 13, 14, 15, 16, and 19 through 20 shall survive termination or expiration of this Agreement.

SECTION 18. FORCE MAJEURE

Neither Party shall be liable for any delay or failure to perform its obligations under this Agreement (other than payment obligations) to the extent caused by circumstances beyond such Party’s reasonable control, including acts of God, natural disasters, pandemic, war, terrorism, governmental action, failure of the Blockchain Network or internet infrastructure, or other events of force majeure. A Party claiming force majeure shall provide prompt written notice to the other Party and shall use commercially reasonable efforts to resume performance as soon as practicable.

SECTION 19. DISPUTE RESOLUTION

19.1 Negotiation.

In the event of any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination, or validity thereof, the Parties shall first attempt to resolve such dispute through good faith negotiation between senior representatives of the Parties for a period of thirty (30) days following written notice of the dispute.

19.2 Arbitration.

If the Parties are unable to resolve any dispute through negotiation within the period specified in Section 19.1, such dispute shall be submitted to binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. The arbitration shall be conducted in New York, New York before a single arbitrator mutually agreed upon by the Parties. The decision of the arbitrator shall be final and binding upon the Parties and may be entered as a judgment in any court of competent jurisdiction.

19.3 Provisional Remedies.

Nothing in this Section shall limit either Party’s right to seek provisional injunctive or other equitable relief from any court of competent jurisdiction to prevent irreparable harm pending the resolution of a dispute.

SECTION 20. GENERAL PROVISIONS

20.1 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice-of-law or conflict-of-law provisions thereof.

20.2 Entire Agreement.

This Agreement, together with any exhibits and schedules attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, relating to such subject matter.

20.3 Amendments.

This Agreement may not be amended, modified, or supplemented except by a written instrument signed by authorized representatives of both Parties.

20.4 Waiver.

No failure or delay by either Party in exercising any right or remedy under this Agreement shall constitute a waiver of such right or remedy. Any waiver must be in writing and signed by the waiving Party.

20.5 Severability.

If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the remaining provisions shall continue in full force and effect, and the Parties shall negotiate in good faith to replace the invalid provision with a valid provision that as closely as possible reflects the original intent of the Parties.

20.6 Assignment.

Neither Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, except that Service Provider may assign this Agreement to an affiliate or in connection with a merger, acquisition, or sale of all or substantially all of its assets without Client’s prior consent. Any purported assignment in violation of this Section shall be null and void.

20.7 Notices.

All notices and communications required or permitted under this Agreement shall be in writing and shall be delivered by hand, overnight courier, certified mail (return receipt requested), or email with confirmation of receipt, to the addresses set forth in the signature block below or as otherwise designated by the Parties in writing. Notices shall be deemed delivered upon receipt.

20.8 Counterparts; Electronic Signatures.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures shall be deemed valid and binding for all purposes under applicable law, including the Electronic Signatures in Global and National Commerce Act.

20.9 No Third-Party Beneficiaries.

This Agreement is for the sole benefit of the Parties and their respective permitted successors and assigns, and nothing in this Agreement shall create or be deemed to create any rights in any third party.

20.10 Independent Contractors.

The Parties are independent contractors. Nothing in this Agreement shall be construed to create a partnership, joint venture, agency, employment, or fiduciary relationship between the Parties.

20.11 Construction.

This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the drafting Party. Headings are for convenience only and shall not affect the interpretation of this Agreement.

20.12 No Control of Funds

Service Provider shall at no time hold, custody, control, or have access to any investor funds, subscription proceeds, or assets related to the Token Issuance.

20.13 Not a Promoter

Service Provider is not a promoter, sponsor, or distributor of any Tokens and shall not be identified as such in any offering materials.

20.14 Client Must not Misrepresent Hearth

Client shall not represent or imply that Service Provider is involved in fundraising, investment structuring, or endorsement of the Tokens in any marketing, offering, or investor communications.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have caused this Real World Asset Tokenization Service Agreement to be executed by their respective duly authorized representatives as of the date first written above.

OFA GROUP, INC.		DRAGON GROUP

acting through its Hearth RWA Platform		(or its designated Special Purpose Vehicle)

By:	/s/ Li Hsien Larry Wong	By:	/s/ Long Deng
Name:	Li Hsien Larry Wong	Name:	Long Deng
Title:	CEO	Title:	CEO
Date:	March 31, 206	Date:	March 31, 206

Notice Address:		Notice Address: